                                                                     EXHIBIT 5.1



                        [COOLEY GODWARD LLP LETTERHEAD]



January 25, 2000

GENE LOGIC INC.
708 Quince Orchard Road
Gaithersburg, Maryland  20878

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by GENE LOGIC INC., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3, as amended (the "Registration Statement"), with the Securities and Exchange Commission, covering an underwritten public offering of up to 4,025,000 shares of Common Stock, including 525,000 shares subject to the Underwriters' over-allotment option of which up to 130,000 shares may be sold by certain selling stockholders (collectively, the "Shares").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the selling stockholders are validly issued, fully paid and nonassessable and that the Shares to be sold by the Company, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward LLP

By: /s/ Christopher J. Kearns
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        Christopher J. Kearns